(a)(1)(ii)

PARADIGM Multi-Strategy Fund I, LLC

REPURCHASE REQUEST FORM

To: PARADIGM Multi-Strategy Fund I, LLC
Please repurchase the Interest of PARADIGM Multi-Strategy Fund I, LLC, designated below on the Valuation Date that applies to this Repurchase Offer, which ends on December 31, 2007.

Name(s) of Registered Members:

(Please fill in EXACTLY as listed on your Master Fund statement):

Your Account Number:

(Please fill in EXACTLY as listed on your Master Fund statement):

Your Daytime Telephone Number:

(______) ______-____________
Interested Tender for Repurchase:
(Please fill in ALL applicable information)

☐	Full Tender	Please tender my entire Interest

☐	Partial Tender	Please tender all but $___of my Interest

(Please Note: A $25,000 minimum balance must be retained.)

☐	Dollar Amount	Please repurchase enough of my Interest so that I receive $___

(Please Note: A $25,000 minimum balance must be retained.)

Payment and Delivery Instructions:
A check for the proceeds of the repurchased Interest will be issued in the name of the registered Member(s) and mailed to the address of record on the account. If alternative payment and delivery is required, please provide instructions here (and signatures must be guaranteed).

Alternative Mailing Instructions:

Alternative Wiring Instructions:
Bank Name:

ABA #:

Account Name:

Account Number:

For further credit to:

Please assure that you sign this form on the reverse side!
Please sign below and note the following important points:
•	Your signature(s) below MUST CORRESPOND EXACTLY with the name(s) in which your Interest is registered.

•	If the Interest is held by two or more joint holders, ALL MEMBERS MUST SIGN BELOW.

•	If the Interest is held in a 403(b)(7) account, you must have the plan sponsor submit the request on your behalf.

•	If the Interest is held in the name of a trustee, executor, guardian, attorney-in-fact, corporation, partnership or other representative capacity, include the name of the owner, sign using your title and submit evidence of your authority in a form satisfactory to PARADIGM Global Advisors, LLC.
All signatures must be guaranteed unless ALL of the following conditions apply:
•	This Repurchase Request Form is signed by all registered holder(s) of the Interest, AND

•	There is no change of registration for the Interest you will continue to hold, AND

•	The payment of the repurchase proceeds is to be sent to the registered owners of the Interest at the address shown in the Interest registration on your account statement, AND

•	The repurchase proceeds will be less than or equal to $100,000.

In all other cases, ALL signatures must be guaranteed by one of the following: U.S. bank, trust company, credit union or savings association, or by a foreign bank that has a U.S. correspondent bank, or by a U.S. registered dealer or broker in securities, municipal securities, or government securities, or by a U.S. national securities exchange, a registered securities association or a clearing agency. Please note: if you request your funds to be wired to your bank, a signature guarantee is required.

Date:

Signature(s) of owner(s) exactly as Interest is registered:

(Signature of Owner)		(Signature of Joint Owner)

SIGNATURE	(S) GUARANTEED BY:

(Signature)

Name:
Title:

If you have any questions about this form, call PARADIGM Global Advisors, LLC at (212)271-3388.
This form must be RECEIVED by PARADIGM Global Advisors, LLC, by the close of The New York Stock Exchange (normally 4:00 PM EST) December 31, 2007 (the Repurchase Request Deadline), if you want to sell some or all of your account of the PARADIGM Multi-Strategy Fund I, LLC. Repurchase Requests received by PARADIGM Global Advisors, LLC, cannot be revoked after the Repurchase Request Deadline.

If you are using regular mail:	If you are using courier or express mail:

Send this form to:	Send this form to:

PARADIGM Global Advisors, LLC	PARADIGM Global Advisors
ATTN: RIC TENDER OFFER	ATTN: Ronald E. Wilhelm
650 Fifth Avenue	650 Fifth Avenue
17th Floor	17th Floor
New York, NY 10019	New York, NY 10019